Exhibit 10.28

PROMISSORY NOTE

Borrower:	LUSHER HOLDING LLC	Lender:	East West Bank
	2176 ROCKY VIEW RD DIAMOND BAR, CA 91765		Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

Principal Amount: $11,050,000.00	Date of Note: March 30, 2026

PROMISE TO PAY. LUSHER HOLDING LLC ("Borrower") promises to pay to East West Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Eleven Million Fifty Thousand & 00/100 Dollars ($11,050,000.00), together with interest on the unpaid principal balance from March 30, 2026, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described in this paragraph: 36 monthly consecutive principal and interest payments in the initial amount of $68,698.64 each, beginning May 1, 2026, with subsequent payments due the same day each month after that, and with interest calculated on the unpaid principal balances using an initial discounted interest rate of 6.250%; 83 monthly consecutive principal and interest payments in the initial estimated amount of $73,917.99 each, beginning May 1, 2029, with subsequent payments due the same day each month after that, and with interest calculated on the unpaid principal balances using an interest rate based on the daily Wall Street Journal Prime Rate, as quoted in the "Money Rates" column of The Wall Street Journal (Western Edition) as determined by Lender (currently 6.750%), plus a margin of 0.250%, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 7.000%; and one principal and interest payment of $9,533,143.67 on April 1, 2036, with interest calculated on the unpaid principal balances using an interest rate based on the daily Wall Street Journal Prime Rate, as quoted in the "Money Rates" column of The Wall Street Journal (Western Edition) as determined by Lender (currently 6.750%), plus a margin of 0.250%, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 7.000%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. The initial payment amounts are based on an amortization over 360 monthly payments. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest as shown on the most recent statement or bill provided to Borrower (if no statement or bill has been provided for any reason, it shall be applied to the unpaid interest accrued since the last payment); then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. For the first 36 payments, the interest rate on this loan will be 6.250%. Thereafter, the interest rate on this Note is subject to change from time to time based on changes in an independent index which is the daily Wall Street Journal Prime Rate, as quoted in the "Money Rates" column of The Wall Street Journal (Western Edition) as determined by Lender (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each Day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 6.750% per annum. The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the "Payment" section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the due date of the last payment in the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be less than 6.250% per annum or more than the maximum rate allowed by applicable law. Whenever changes occur in the interest rate, Lender, at its option, may do one or more of the following: (A) change Borrower's payments by setting a new payment amount calculated by amortizing the outstanding principal balance at the new interest rate over the remaining amortization period, (B) increase Borrower's payments to cover accruing interest if the interest rate adjustment is an increase, (C) change the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and change Borrower's final payment amount.

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INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT FEE; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment {whether voluntary or as a result of default}, except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Upon prepayment of this Note, Lender is entitled to the following prepayment fee: Prepayment. No prepayments shall be permitted under the Note except as provided in this section. Borrower may prepay this loan in whole or in part so long as Borrower also pays, at the time of and in addition to such prepayment, a premium equal to the following ("Prepayment Fee"):

(i)  Three percent (3%) of the principal amount prepaid if such prepayment is effected during the period from the date Lender books this loan in its loan accounting system ("Booking Date") to the first anniversary of the Booking Date;

(ii)  Two percent (2%) of the principal amount prepaid if such prepayment is effected on or after the first anniversary of the Booking Date to the second anniversary of the Booking Date;

(iii)  One percent (1%) of the principal amount prepaid if such prepayment is effected on or after the second anniversary of the Booking Date to the third anniversary of the Booking Date.

There will be no Prepayment Fee after the third anniversary of the Booking Date.

Borrower hereby expressly agrees that upon prepayment of the balance of the loan at any time and for any reason, Borrower or any other party making any such prepayment shall be obligated to pay, concurrently with such prepayment, as a prepayment fee, the Prepayment Fee provided for above, whether such prepayment is made or occurs (i) as the result of a voluntary acceptance by Lender of a prepayment tendered by Borrower; (ii) by the Lender's acceleration as a result of default by Borrower, including, without limitation, an acceleration by Lender as a result of the sale or further encumbrance of the collateral for the loan by Borrower without the prior written consent of Lender; (iii) in connection with any reinstatement of the loan under any foreclosure proceedings or in connection with the purchase of the property at a foreclosure sale; or (iv) in connection with any right of redemption exercised by Borrower or any other party having the right to redeem or prevent any foreclosure of the Deed of Trust.

Additional Borrower Waiver. By its signature below, Borrower expressly waives any right to prepay the Note except on the express terms of this Promissory Note. Borrower acknowledges that prepayment of the loan may result in additional costs, liabilities and expenses to Lender and also the loss of foregone opportunities to have instead loaned the funds advanced to Borrower to another borrower at the same interest rate. Borrower therefore agrees to pay the Prepayment Fee described above, and further acknowledges that the Prepayment Fee represents a reasonable estimate of the prepayment costs, liabilities, expenses and loss of Lender. Borrower is a knowledgeable investor and fully understands that Lender's willingness to offer a fixed interest rate is sufficient and independent consideration for this waiver, and Borrower understands that Lender would not offer this rate to Borrower absent this waiver. Other than Borrower's obligation to pay any minimum interest charge and prepayment fee, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: East West Bank, Loan Service Department, 9300 Flair Drive, 6th Floor El Monte, CA 91731.

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LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 6.000% of the unpaid portion of the regularly scheduled payment or $5.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon maturity of this Note, whether the scheduled maturity date or due to this loan being accelerated by Lender because of a default under this Note, the interest rate on this Note shall immediately increase by adding an additional 5.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate applied under this paragraph exceed the maximum interest rate permitted under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Granter defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

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OTHER DEFAULTS MODIFIED. Notwithstanding the section above entitled "Other Defaults", Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or Agreement or in any of the Related Documents between Lender and Borrower; or any shareholder, member, truster, or any owner of the Borrower also holding a controlling interest in any given entity's common stock, membership interest, trust interest, or any other ownership interest ("Related Entity"), fails to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and the Related Entity.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

JUDICIAL REFERENCE. If the waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties or, if they cannot agree, then any party may seek to have a private judge appointed in accordance with California Code of Civil Procedure §§ 638 and 640 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts). The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

The parties agree that time is of the essence in conducting the referenced proceedings. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof. The costs shall be borne equally by the parties .

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. To the extent permitted by applicable law, Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A)    a Deed of Trust dated March 30, 2026, to a trustee in favor of Lender on real property located in Los Angeles County, State of California. That agreement contains the following due on sale provision: Lender may, at Lender's option, declare immediately due and payable all sums secured by the Deed of Trust upon the sale or transfer, without Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Borrower is a corporation, partnership or limited liability company, transfer also includes any restructuring of the legal entity (whether by merger, division or otherwise) or any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Borrower. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

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(B)    an Assignment of All Rents to Lender on real property located in Los Angeles County, State of California.

(C)    an Assignment of Deposit Account dated March 30, 2026 made and executed between LUSHER HOLDING LLC and Lender on collateral described as a deposit account.

CERTIFICATION OF ACCURACY. Borrower certifies under penalty of perjury that all financial documents provided to Lender, which may include income statements, balance sheets, accounts payable and receivable listings, inventory listings, rents rolls, and tax returns, are the most recent such documents prepared by Borrower, that they give a complete and accurate statement of the financial condition of Borrower, as of the dates of such statements, and that no material change has occurred since such time, except as disclosed to Lender in writing. Borrower agrees to notify Lender immediately of the extent and character of any material adverse change in the Borrower's financial condition. The financial documents shall constitute continuing representations of Borrower and shall be construed by Lender to be continuing statements of the financial condition of Borrower and to be new and original statement of all assets and liabilities of Borrower with respect to each advance under this Note and every other transaction in which Borrower becomes obligated to Lender until Borrower advises Lender to the contrary. The financial documents are being given to induce Lender to extend credit and Lender is relying upon such documents. Lender may verify with third parties any information contained in financial documents delivered to Lender, obtain information from others, and ask and answer questions and requests seeking credit experience about the undersigned.

CHOICE OF VENUE. If there is a lawsuit, the undersigned, and if more than one, each of the undersigned, agree upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: East West Bank Loan Service Department P.O. Box 60021 City of Industry, CA 91716-0021.

ORAL AGREEMENTS NOT EFFECTIVE. This Note or Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof and shall remain in full force and effect in accordance with its terms and conditions. Moreover, any subsequent oral statements, negotiations, agreements or understandings of the parties shall not be effective against Lender unless (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee's sole and absolute opinion and judgment and (iii) executed by an authorized officer of Lender. Borrower shall not rely or act on any oral statements, negotiations, agreements or understandings between the parties at anytime whatsoever, including before or during any Lender approval process stated above. Borrower acknowledges and agrees that Borrower shall be responsible for its own actions, including any detrimental reliance on any oral statements, negotiations, agreements or understandings between the parties and that Lender shall not be liable for any possible claims, counterclaims, demands, actions, causes of action, damages, costs, expenses and liability whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, at law or in equity, originating in whole or in part in connection with any oral statements, negotiations, agreements or understandings between the parties which the Borrower may now or hereafter claim against the Lender. Neither this Note or Agreement nor any other Related Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this section. Lender may from time to time, (a) enter into with Borrower written amendments, supplements or modifications hereto and to the Related Documents or (b) waive, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Note or Agreement or the Related Documents or any Event Default and its consequences, if, but only if, such amendment, supplement, modification or waiver is (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee's sole and absolute opinion and judgment and (iii) executed by an authorized officer of Lender. Then such amendment, supplement, modification or waiver shall be effective only in the specific instance and specific purpose for which given.

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GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

LUSHER HOLDING LLC

FOCUS UNIVERSAL INC., Managing Member of LUSHER HOLDING LLC

/s/ Desheng Wang

DESHENG WANG, CEO/Sec of FOCUS

UNIVERSAL INC.

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